AMENDMENT NO. 2 TO
                             NOTE PURCHASE AGREEMENT


         THIS AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT, executed this 12th day of November, 1996, effective July 31, 1996, by and among FAC REALTY, INC., formerly known as Factory Stores of America, a Delaware corporation with offices at 230 North Equity Drive, Smithfield North Carolina 27577 (the "Borrower"), BLACKACRE BRIDGE CAPITAL, LLC, a Delaware limited liability company with offices at 950 Third Avenue, New York, New York 10022 ("Blackacre"), and GILDEA MANAGEMENT COMPANY, a Delaware corporation with offices at 115 E. Putnam Avenue, Greenwich, Connecticut 06830 ("Gildea").

                              PRELIMINARY STATEMENT

         Pursuant to that certain Note Purchase Agreement dated April 2, 1996, as amended by Amendment No. I dated as of April 12, 1996, by and among Borrower, Blackacre and Gildea (collectively, the "Note Purchase Agreement"), Borrower agreed to sell and issue to designees of Blackacre and Gildea, and Blackacre and Gildea agreed to cause their designees to purchase from Borrower Exchangeable Subordinate Notes in an aggregate principal amount of up to $25 million and Senior Notes in an aggregate principal amount of $5 million from the Borrower.

         Borrowed has issued and sold to designees of Blackacre and Gildea Exchangeable Notes in an aggregate amount equal to $20 million, and such Exchangeable Notes have been exchanged for Series A Preferred Stock of the Borrower (the "Preferred Stock"), as contemplated by the Note Purchase Agreement.

         Borrower has issued and sold to Blackacre Senior Notes in an amount equal to $5 million.

         Borrower, Blackacre and Gildea have agreed to extend the final Subsequent Funding Date (the "Final Funding") with respect to the remaining amounts to be funded to Borrower, and to extend the date for Borrower's filing of the Registration Statement for the Preferred Stock.

         Borrower, Blackacre and Gildea have further agreed to reduce the amount of the Final Funding to $2.5 million, such amount to he funded with additional Senior Notes in lieu of Exchangeable Notes.

         NOW, THEREFORE, in consideration of the mutual promises, contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

1.       DEFINITIONS

         Unless otherwise specified, all capitalized terms shall have the meanings ascribed to them in the Note Purchase Agreement.



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2.       EXCHANGEABLE NOTES/PREFERRED STOCK

         The parties agree that the sum of $20 million has been funded to the Borrower by the issuance of Exchangeable Notes and that the Exchangeable Notes have been exchanged for Series A Preferred Stock of the Borrower, as provided in the Note Purchase Agreement. Upon the funding of the new Senior Notes as contemplated hereby, Borrower agrees that neither Blackacre nor Gildea shall have any further obligations with respect to funding additional Exchangeable Notes. The Borrower shall file the Registration Statement for the Preferred Stock as soon as practicable, but in no event later than November 30, 1996.

3.       ADDITIONAL SENIOR NOTES

         In lieu of funding the remaining $5 million of Exchangeable Notes, Borrower shall sell and issue to Blackacre and Gildea, and Blackacre and Gildea shall purchase from Borrower, additional Senior Notes (the "Additional Senior Notes") in the aggregate amount of $2.5 million, such Additional Senior Notes to be purchased at par without discount. The form of the Additional Senior Notes is attached hereto as Exhibit A.

4.       CONSIDERATION

         Blackacre and Gildea acknowledge that they received a commitment fee for the Additional Senior Notes in the amount of $100,000 in connection with the Initial Funding. In addition, Borrower shall give 100,000 warrants of the Borrower, exercisable into of common stock of the Borrower to designees of Blackacre and Gildea. The forms of the Warrant Agreement and Warrant Certificate are attached hereto as Exhibit B and Exhibit C, respectively.

5.        FUNDING SCHEDULE

         Schedule 4.1 to the Note Purchase Agreement shall be substituted and replaced in its entirety by the replacement Schedule 4.1 attached hereto and Exhibit D.

6.       USE OF PROCEEDS FOR FINAL FUNDING

         Section 5.9(e) of the Note Purchase Agreement shall be substituted and replaced in its entirety by the replacement Section 5.9(e) set forth below:

         "(e) with respect to the Final Funding, Borrower shall have certified to Blackacre and Gildea in a certificate of the President or any Vice President of the Borrower that the Borrower will use the proceeds of the Final Funding for one or more of the use of proceeds identified on Exhibit 5.9(e) hereto."

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7.       NOTICES

         Section 16 of the Note Purchase Agreement shall be amended to change the Borrower's notice addresses, effective December 7, 1 996, as follows:




                  FAC Realty Trust Inc.
                  11000 Regency Parkway, Suite 300
                  Cary, North Carolina 27511
                  Attention:        President

         with copies to:

                  FAC Realty Trust, Inc.
                  1095 Old Cedar Road
                  McLean, Virginia 22102
                  Attention:        Michaela M. Twomey, Esq.

         and

                  Gibson, Dunn & Crutcher LLP
                  1050 Connecticut Avenue N W
                  Washington, D.C. 20036-5306
                  Attention:        Stephanie Tsacoumis, Esq.


8.       NOTE PURCHASE AGREEMENT IN EFFECT

         Except as amended hereby, all terms and provisions of the Note Purchase Agreement shall remain in full force and effect.


         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 to Note Purchase Agreement as of the date first written above.




                                                     FAC REALTY, INC.



                                                     By:   /s/ C. Cammack Morton
                                                           C. Cammack Morton
                                                           President


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                       BLACKACRE BRIDGE CAPITAL, LLC

                       By:      Blackacre Capital Management Corp.,
                                its managing member



                                By:      /s/ Jeffrey B. Citrin
                                         Jeffrey B. Citrin
                                         President




                       GILDEA MANAGEMENT COMPANY



                       By: /s/ William P. O'Donnell
                           William P. O'Donnell
                             Vice President


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